Exhibit 10.98
SIXTH AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
     This Sixth Amendment (“Sixth Amendment”), to the Common Short Code License Agreement dated October 17, 2003, is effective on the 18th day of April, 2008 between NeuStar, Inc., a Delaware corporation, with offices located at 46000 Center Oak Plaza, Building X, Sterling, VA 20166 (“NeuStar”), and the Cellular Telecommunications and Internet Association (“CTIA”), a District of Columbia non-profit corporation, located at 1400 16th Street, NW, Suite 600, Washington, DC 20036,
     WHEREAS, NeuStar and CTIA entered into a Common Short Code License Agreement (the “License Agreement”), dated October 17,2003;
     WHEREAS, NeuStar and CTIA are in the first Renewal Term after the Initial Term contemplated by Section 3.2 of the License Agreement. The current Renewal Term ends on April 21, 2008, with the next Renewal Term scheduled to begin immediately thereafter;
     WHEREAS, NeuStar and CTIA currently are negotiating over certain terms and conditions of the License Agreement, and believe an extension to the current term will allow these negotiations to proceed more productively;
     WHEREAS, both CTIA and Neustar represent and warrant that the purpose of this Amendment is to allow additional time for negotiations between the parties and that it will not be used as evidence against the other party in any manner in any dispute or proceeding relating to the License Agreement, and both NeuStar and CTIA rely on such representations in executing this Amendment;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
1. Defined Terms. Terms used but not defined in this Sixth Amendment will have the meanings set forth in the License Agreement. The recitals made above are incorporated by reference in this Sixth Amendment as if fully set forth herein.
2. Extension of Current Term. The Parties agree to extend the current Renewal Term until May 30, 2008. The length of the subsequent Renewal Term will be reduced by the length of the extension of the current Renewal Term, with the result that the Sixth Amendment will not change the April 21, 2010 end date for the subsequent Renewal Term.
3. No Waiver of Rights. This Amendment shall not waive, limit or otherwise impair any rights, remedies or obligations of the parties, and shall not be used or considered in any manner by one party against the other in any dispute, arbitration, court of law or other proceedings relating to the License Agreement. Specifically, but without limitation, this Amendment and its provisions shall not be used by either party for the following purposes: i) to interpret the License Agreement in any way; ii) to support or oppose an established or claimed course of dealing between the parties; iii) to support or oppose a disputed fact or legal position; iv) to support or oppose subsequent actions by the parties in negotiations, dispute processes, courts of law, media and public outlets or arbitrations.
5. No Other Changes. Except as specifically modified by this Sixth Amendment (and the prior five (5) amendments), the terms and conditions of the License Agreement remain the same.

     IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be duly executed as of the date first written above.

NEUSTAR, INC		CTIA

By: Name:	/s/ Steve M. Boyce Steve M. Boyce	By: Name:	/s/ Michael F. Altschul Michael F. Altschul
Title:	VP and Corporate Controller	Title:	Senior Vice President and General Counsel
Date	4/18/08	Date:

SEVENTH AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
     This Seventh Amendment (“Seventh Amendment”) to the Common Short Code License Agreement, dated as of the 30th day of May, 2008, is between NeuStar, Inc., a Delaware corporation, with offices located at 46000 Center Oak Plaza, Building X, Sterling, VA 20166 (“NeuStar”) and CTIA—The Wireless Association (“CTIA”), a District of Columbia non-profit corporation, located at 1400 16th Street, NW, Suite 600, Washington, DC 20036.
     WHEREAS, NeuStar entered into a Common Short Code License Agreement with CTIA (“License Agreement”), dated October 17, 2003;
     WHEREAS, NeuStar and CTIA are now in the extended Term of the License Agreement, under the provisions of the Sixth Amendment, which extended Term will end on May 30, 2008;
     WHEREAS, NeuStar and CTIA currently are negotiating over certain terms and conditions of the License Agreement, and believe an extension to the current Term will allow these negotiations to proceed more productively;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
I. Defined Terms. Terms used in this Seventh Amendment and not otherwise defined shall have the same meaning set forth in the License Agreement.
II. Change to the Length of the Current Renewal Term. The Parties agree to extend the current Renewal Term for an extra three (3) days, with the result that it will now end at 11:59 pm on June 2, 2008. The length of the subsequent Renewal Term will be reduced by three (3) days, with the result that this Seventh Amendment will not change its original end date of April 21, 2010.
III. Except as specifically modified by this Seventh Amendment, the terms and conditions of the License Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be duly executed as of the date first written above.

NEUSTAR, INC		CTIA

By: Name:	/s/ Martin Lowen Martin Lowen	By: Name:	/s/ Michael F. Altschul Michael F. Altschul
Title:	Senior Vice President,	Title:	Senior Vice President and General Counsel
General Counsel, and Secretary